UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 1, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 1, 2008, Palo Real Estate Development Company Limited (“Palo”), Wynn Cotai Holding Company, Ltd. and Cotai Partner, Ltd., each a wholly owned indirect subsidiary of Wynn Resorts, Limited (the “Registrant”), entered into an agreement with an unrelated third party to make a one-time payment in the amount of US$50 million in consideration of the unrelated third party’s relinquishment of certain rights with respect to a portion of approximately 52 acres of land in the Cotai area of Macau. The payment will be made within 15 days after the Government of the Special Administrative Region of the People’s Republic of China publishes Palo’s rights to the land in the government’s official gazette.  As previously disclosed by the Registrant, an application for the land has been submitted to the Macau government and is awaiting final government approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 1, 2008

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and
Treasurer